UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 5, 2009

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 5, 2009 Amvac Chemical Corporation (“Amvac”), the principal operating subsidiary of American Vanguard Corporation (the “Corporation”), appointed Trevor Thorley to the position of Executive Vice President and Chief Operating Officer of Amvac, and the board of directors of the Corporation (the “Board’) designated him an executive officer of the Corporation. This is a new position at Amvac. On January 5, 2009, the Corporation issued a press release announcing this appointment. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Thorley is 51 years of age. He was selected by the Corporation through a retained search and had no arrangement or understanding with any member of the Board regarding his appointment. Except for the terms of employment described herein, Mr. Thorley has had no transactions or proposed transactions with the Corporation in excess of $120,000 since the beginning of the Corporation’s last fiscal year, nor does he have any family relationship with any director or executive officer of the Corporation. Mr. Thorley has spent his entire career in the agricultural sector, holding positions of increasing responsibility in sales, marketing, strategic planning and general management. Over the past six years, Mr. Thorley has served as President and Chief Operating Officer of Valent USA Corporation, a manufacturer of specialty agricultural chemicals and a subsidiary of Sumitomo Chemical Company, a Japan-based multinational corporation; neither Valent nor Sumitomo is a parent, subsidiary or affiliate of the Corporation.

Effective January 5, 2009, Amvac entered into an Employment Agreement with Mr. Thorley which contains the following material terms: three year term; annual base salary of $372,000; in the event of termination without cause during the term of the agreement Mr. Thorley will receive as severance pay an amount equal to the greater of (x) his annual base salary for the remainder of the term (not to exceed two years’ annual base salary) and (y) one year’s base salary. In addition, on January 5, 2009, Mr. Thorley was awarded 8,347 shares of restricted stock of the Corporation, which shares will vest in equal tranches on each of the first, second and third anniversary of the date of award as per the terms of a Restricted Stock Agreement. Finally, the Corporation and Mr. Thorley entered into a Change in Control Severance Agreement dated January 5, 2009 which provides, among other things, that if during the Change in Control Period (which expires December 31, 2013), there is a Change of Control (as defined therein) and the Corporation terminates Mr. Thorley’s employment without cause, then he will be entitled to receive (subject to the terms thereof) two times his base annual salary, continuation of medical benefits for 24 consecutive months, and an acceleration of his rights to acquire securities of the Corporation.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On January 5, 2009, American Vanguard Corporation issued a press release announcing that its principal operating subsidiary, Amvac Chemical Corporation (“Amvac”), had appointed Trevor Thorley to the position of Executive Vice President and Chief Operating Officer. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated January 5, 2009 of American Vanguard Corporation concerning the appointment of an Executive Vice President and Chief Operating Officer to Amvac Chemical Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: January 5, 2009	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release dated January 5, 2009 of American Vanguard Corporation concerning the appointment of an Executive Vice President and Chief Operating Officer by Amvac Chemical Corporation.